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                                                                   EXHIBIT 21.1

                          FIRST CONSULTING GROUP, INC.

                               ACTIVE SUBSIDIARIES
                             as of February 29, 2001

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                Name                                  Incorporation                      Other Name(s)
1.       FCG Management Holdings, Inc.                 Delaware
2.       FCG Management Services, LLC                  Delaware
3.       FCG CSI, Inc.                                 Delaware              First Consulting  Group;  formerly ISCG, Inc.
                                                                             and Integrated Systems Consulting Group
4.       FCG Investment Company, Inc.                  Delaware
5.       FCG Ventures, Inc.                            Delaware
6.       Doghouse Enterprises, Inc.                    Delaware
7.       First Consulting Group GmbH                   Germany
8.       First Consulting (Ireland) Limited            Ireland
9.       First Consulting Group, B.V.                  Netherlands
10.      First Consulting Group (UK) Limited           United Kingdom        Formerly Greenhalgh Company Limited
11.      First Consulting Group Company                Canada

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